EXHIBIT 99.1

July 31, 2006

FOR IMMEDIATE RELEASE

BYRON CENTER ANNOUNCES NEW CHIEF LENDING OFFICER

Byron Center, MI, July 31, 2006 – – OAK Financial Corporation (OKFC), a West Michigan based holding company, parent company of Byron Bank, announces the promotion of Joel F. Rahn to Executive Vice President and Chief Lending Officer. Previously, Rahn served as Senior Vice President.

# # # # # # # # # #

For more information, please contact:
Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Chief Operating Officer at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.